Exhibit 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-523-2600

Heritage Bankshares, Inc. Updates Timetable for Review of Financial Statements, Completion of Annual and Quarterly Reports

Norfolk, Va.: April 3, 2006 – Heritage Bankshares, Inc. (“Heritage”) (Pinksheets: HBKS) today provided an updated timetable for the review of its financial results and completion of certain annual and quarterly reports.

As previously announced, due to the discovery of certain accounting errors, Heritage is in the process of restating its annual financial statements for the years ended December 31, 2003 and December 31, 2002, as well as its unaudited financial statements for 2004. As a result, Heritage has not yet filed its form 10-KSB for the fiscal year ended December 31, 2004 or its Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Heritage has made significant progress in the preparation of the filing of its annual report on Form 10-KSB for the year ended December 31, 2004. However, Heritage has spent substantially more time than previously anticipated reviewing 2005 financial results and researching additional items relating to 2005 and prior years. In addition, Heritage did not have available to it, during the first quarter of 2006, the amount of outside accounting resources that it had previously anticipated. Heritage now anticipates that it will complete and file with the Securities and Exchange Commission (“SEC”) its annual report on Form 10-KSB for the fiscal year ended December 31, 2004 by May 15, 2006. The report will include restated annual financial statements for 2003 and 2002.

Also as previously announced, Heritage is also working to complete the company’s quarterly reports for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. Heritage has retained additional outside accounting resources that are assisting in the preparation of these quarterly reports. Heritage currently expects that it will complete and file with the SEC its Forms 10-QSB for the quarters noted above by June 15, 2006. The reports will include restated unaudited quarterly financial information for the corresponding quarters for 2004.

Finally, Heritage currently believes that it will complete and file with the SEC both its Form 10-KSB for the fiscal year ended December 31, 2005 and its Form 10-QSB for the quarter ended March 31, 2006 by June 30, 2006. Accordingly, Heritage now anticipates that it will be current in its filings with the SEC by the end of June 2006.

The timelines outlined above reflect Heritage management’s estimates and beliefs based on the status of its financial review and analysis to date. One or more of the timelines could change due to, among other things, adjustments to financial statements required in connection with the final preparation of the company’s applicable annual and quarterly reports. Heritage will provide updates to the extent any modifications to its estimated timelines become necessary.

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the City of Norfolk, one full-service branch in the City of Virginia Beach and one branch in the City of Chesapeake. Heritage Bank provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from those anticipated. Forward looking statements often contain a word such as “expect,” believe,” “estimate” or “anticipate.” For example, our forward-looking statements include statements regarding expectations for on-going review of financial and accounting matters, estimated timelines for our SEC filings and our undertaking to update the estimated timelines as conditions warrant. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from those anticipated include: discovery of further accounting errors, general and local economic conditions, competition, capital requirements of the bank’s announced expansion plans, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.